Exhibit 10.32(a)

ADOPTED 12/22/04

2004 STOCK OPTION PLAN

OF

MARQUEE HOLDINGS INC.

Marquee Holdings Inc., a Delaware corporation (the “Company”), hereby adopts this 2004 Stock Option Plan of Marquee Holdings Inc.  The purposes of this Plan are as follows:

(1)                                  To further the growth, development and financial success of the Company and its Plan Subsidiaries (as defined herein), by providing additional incentives to Employees, Consultants and Non-Employee Directors (as such terms are defined below) of the Company and its Plan Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s (or one of its Plan Subsidiaries’) business affairs, by assisting them to become owners of Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Plan Subsidiaries.

(2)                                  To enable the Company (and its Plan Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial Employees, Consultants and Non-Employee Directors considered essential to the long-range success of the Company (and its Plan Subsidiaries) by providing and offering them an opportunity to become owners of Common Stock under Options, including, in the case of certain employees, Options that are intended to qualify as “incentive stock options” under Section 422 of the Code (as defined herein).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The singular pronoun shall include the plural where the context so indicates.

Section 1.1                                      “Affiliate” shall mean, with respect to any specified Person:

(a)                                  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b)                                 any other Person that owns, directly or indirectly, 10% or more of such Person’s Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Section 1.2                                      “AMCE” shall mean AMC Entertainment Inc., a Delaware corporation.

Section 1.3                                      “Apollo” shall mean Apollo Management V, L.P., a Delaware limited partnership.

Section 1.4                                      “Apollo Group” shall mean (i) Apollo; (ii) the Apollo Holders; and (iii) any Affiliate of Apollo (including the Apollo Holders).

Section 1.5                                      “Apollo Holders” shall mean Apollo Investment Fund V, L.P. (“AIF V”), Apollo Overseas Partners V, L.P. (“AOP V”), Apollo Netherlands Partners V (A), L.P. (“Apollo Netherlands A”), Apollo Netherlands Partners V (B), L.P. (“Apollo Netherlands B”), and Apollo German Partners V GmbH & Co KG (“Apollo German Partners”) and any other partnership or entity affiliated with and managed by Apollo or its Affiliates to which AIF V, AOP V, Apollo Netherlands A, Apollo Netherlands B, or Apollo German Partners assigns any of their respective interests in the Company.

Section 1.6                                      “Apollo Investors” shall mean, collectively, AIF V, AOP V, Apollo Netherlands A, Apollo Netherlands B and Apollo German Partners.

Section 1.7                                      “Board” shall mean the Board of Directors of the Company.

Section 1.8                                      “Capital Stock” of any Person shall mean any and all shares, interest, participations or other equivalents (however designated) of such Person’s capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether outstanding as of the Effective Time or issued thereafter.

Section 1.9                                      “Change of Control” shall mean the occurrence of, after the Effective Date, any of the following events:

(a)                                  any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act other than one or more Permitted Holders is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, by way of merger, consolidation or other business combination or purchase of 50% or more of the total voting power of the Voting Stock of the Company or of AMCE (for purposes of calculating the total voting power of the Voting Stock held by a group solely in the context of a merger, consolidation or other business combination with a Person engaged in a line of business similar to that of the Company or of AMCE and its Subsidiaries on August 18, 2004, the voting power beneficially owned by the Permitted Holders or by Permitted Co-Investors, to the extent such voting power of the Voting Stock was acquired by such Permitted Co-Investors on or before January 31, 2005 in transactions that satisfy the definition of Permitted Co-Investor, shall be excluded in an amount equal to the lesser of the total voting power of the Voting Stock beneficially owned by such Permitted Co-Investors on (x) January 31, 2005 or (y) the date of such merger, consolidation or other business combination);

(b)                                 the adoption of a plan relating to the liquidation or dissolution of the Company or AMCE;

(c)                                  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company or of AMCE and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

(d)                                 a change of control under the indentures relating to the 9 ½% Senior Subordinated Notes due 2011 (the “2011 Notes”), the 9 7/8 % Senior Subordinated Notes due 2012 or the 8% Senior Subordinated Notes due 2014 issued by AMCE (other than a change of control under the indenture relating to the 2011 Notes resulting from the Transactions);

provided, however, that for the avoidance of doubt, the closing of the Merger of Marquee Inc. with and into AMCE as of the Effective Date shall not constitute and shall not be deemed to cause or result in a Change of Control hereunder.

Section 1.10                                “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.11                                “Committee” shall mean the Committee appointed as provided in Section 6.1.

Section 1.12                                “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

Section 1.13                                “Company” shall mean Marquee Holdings Inc., a Delaware corporation.  In addition, “Company” shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options outstanding under the Plan in a transaction to which Section 424(a) of the Code applies.

Section 1.14                                “Consultant” shall mean any consultant or adviser if:

(a)                                  The consultant or adviser renders bona fide services to the Company or a Plan Subsidiary;

(b)                                 The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)                                  The consultant or adviser is a natural person who has contracted directly with the Company or a Plan Subsidiary to render such services.

Section 1.15                                “Convertible Securities” shall mean any evidence of indebtedness, shares of stock or other securities (other than Investor Options or Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

Section 1.16                                “Corporate Event” shall mean, as determined by the Committee (or by the Board, in the case of Options granted to Non-Employee Directors) in its sole discretion, any transaction or event described in Section 7.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate of the Company, or any change in applicable laws, regulations, or accounting principles.

Section 1.17                                “Director” shall mean a member of the Board.

Section 1.18                                “Effective Date” shall mean the later to occur of (i) the date of the closing of the merger of Marquee Inc. with and into AMCE pursuant to the Agreement and Plan of Merger by and among Holdings, Marquee Inc. and AMCE, dated as of July 22, 2004 and (ii) the date on which occurs the Effective Time.

Section 1.19                                “Effective Time” shall mean the date and time of the filing (or if another date and time is specified in such filing, such specified date or time) of a certificate of merger relating to the Merger with the Secretary of the State of Delaware pursuant to Section 1.2 of the Merger Agreement.

Section 1.20                                “Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

Section 1.21                                “Employee” shall mean, with respect to any entity, any employee of such entity (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code).

Section 1.22                                “Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock, (b) as to any outstanding Investor Options, Warrants or Convertible Securities, the maximum number of shares of Stock for which or into which such Investor Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstances in connection with which the number of Equivalent Shares is to be determined) and (c) in respect of any Subsidiary of the Company, (i) as to any outstanding shares of stock of any Subsidiary of the Company, such number of shares of stock or (ii) as to any outstanding options, warrants or convertible securities, the maximum number of shares of stock of any Subsidiary of the Company for which or into which such options, warrants or convertible securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstances in connection with which the number of Equivalent Shares is to be determined).  For purposes of the definition of “Equivalent Share,” “Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Person), owns, directly or indirectly, 50% or more of the stock or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 1.23                                “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.24                                “Fair Market Value” of a share of Common Stock as of a given date shall be:

(a)                                  the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the most recent trading day prior to such determination date; or

(b)                                 if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for a share of Common Stock on the most recent trading day prior to such determination date as reported by Nasdaq or, if Nasdaq is not then in existence, by its successor quotation system; or

(c)                                  if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the fair market value of a share of Common Stock as determined in good faith by the Board or the Committee.

Section 1.25                                “Incentive Stock Option” shall mean an Option that conforms to the applicable provisions of Section 422 of the Code and that is designated as an Incentive Stock Option by the Committee.

Section 1.26                                “Initial Investor Shares” shall mean that number of Shares held by an Investor immediately following the Effective Time, as the same may be adjusted for stock splits, stock dividends, recapitalizations or similar events.

Section 1.27                                “Initial Public Offering” shall mean the first issuance by the Company of any class of common equity securities that is required to be registered (other than on a Form S-8) under Section 12 of the Exchange Act.

Section 1.28                                “Investor” or “Investors” shall mean each of the JPMP Investors, the Apollo Investors and the other entities listed on Schedule 1 attached to the Investor Stockholders Agreement and, upon the unanimous approval of each of the JPMP Investors and the Apollo Investors, any other subsequent holder of Shares who agrees to be bound by the terms of the Investor Stockholders Agreement.

Section 1.29                                “Investor Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or any right to purchase shares pursuant to the Investor Stockholders Agreement.

Section 1.30                                “Investor Stockholders Agreement” shall mean that certain Stockholders Agreement by and among the Company, the JPMP Investors, the Apollo Investors and certain other stockholder parties thereto dated as of October 29, 2004, as amended.

Section 1.31                                “J.P. Morgan Partners Group” shall mean (i) J.P. Morgan Partners, LLC and (ii) any Affiliates of J.P. Morgan Partners, LLC.

Section 1.32                                “JPMP Investors” shall mean, collectively, J.P. Morgan Partners (BHCA), L.P. (“JPMP BHCA”), J.P. Morgan Global Investors (Cayman), L.P., JP. Morgan Partners Global Investors (Cayman) II, L.P., and any other affiliated entities designated by JPMP BHCA to the Company in writing prior to the Effective Time.

Section 1.33                                “Management Stockholders Agreement” shall mean that certain Management Stockholders Agreement dated December 23, 2004 by and among the Company, the Principal Investors and certain management stockholders which contains terms applicable to Options, the shares of Common Stock acquired upon Option exercise and other shares of Common Stock, if any, held by the Optionee during the term of such agreement.

Section 1.34                                “Merger” shall mean the merger of Marquee Inc. with and into AMCE pursuant to the Merger Agreement.

Section 1.35                                “Merger Agreement” shall mean the Agreement and Plan of Merger by and among the Company, Marquee Inc. and AMCE, dated as of July 22, 2004.

Section 1.36                                “Non-Employee Director” shall mean a Director who is not an Employee of the Company or any of its Plan Subsidiaries, and may include, without limitation, a non-Employee Director designated by a member of the J.P. Morgan Partners Group or of the Apollo Group.

Section 1.37                                “Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” within the meaning of Section 422 of the Code.

Section 1.38                                “Officer” shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended from time to time.

Section 1.39                                “Option” shall mean an option granted under the Plan to purchase Common Stock.  An Option shall, as determined by the Committee, be either an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that any Option granted to an individual who is not an Employee of the Company or one of its Plan Subsidiaries shall be a Non-Qualified Stock Option.

Section 1.40                                “Optionee” shall mean an Employee, Consultant or Non-Employee Director to whom an Option is granted under the Plan.

Section 1.41                                “Permitted Co-Investor” shall mean an Investor (other than the Principal Investors) as of the Effective Time and any one or more institutional investors and their respective Affiliates to which any Permitted Holder transfers in the aggregate up to, but no more than, 35% of (a) its equity commitments to the Transactions or (b) its equity securities of the Company or AMCE, in each case on or before January 31, 2005 (all transfers to any Affiliates of such institutional investor shall be included in such percentage calculation).

Section 1.42                                “Permitted Holder” shall mean:

(a)                                  any member of the Apollo Group;

(b)                                 any member of the J.P. Morgan Partners Group; and

(c)                                  any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of AMCE or the Company or any Subsidiary of the Company or any Person holding securities of AMCE or the Company for or pursuant to the terms of any such employee benefit plan; provided that if any lender or other Person shall foreclose on or otherwise realize upon or exercise any remedy with respect to any security interest in or lien on any securities of AMCE or the Company held by any Person listed in this clause (c), then such securities shall no longer be deemed to be held by a Permitted Holder.

Section 1.43                                “Permitted Transfer” shall mean:  (i) a Transfer approved by each Principal Investor so long as there are any Principal Investors, (ii) a Transfer to an Affiliate of such Investor; provided such transferee remains an Affiliate of such transferor following the Transfer; (iii) following an Initial Public Offering, a Transfer by an Investor made as part of a distribution by an Investor to its respective general or limited partners or members in accordance with such Investor’s fund documents, as the case may be; (iv) a Transfer made by a JPMP Investor pursuant to and in accordance with the Regulatory Sideletter; or (v) a Transfer made pursuant to the registration rights as set forth in Section 7 of the Investor Stockholders Agreement; provided that such transferee, in the case of clauses (i), (ii), (iii) and (iv) above shall agree in writing with the parties to the Investor Stockholders Agreement to be bound by, and to comply with, all applicable provisions of and to be deemed to be an Investor for purposes of the Investor Stockholders Agreement.

Section 1.44                                “Permitted Transferee” shall mean any Person who acquires Shares pursuant to clauses (i), (ii) and (iii) of the definition of “Permitted Transfer”.

Section 1.45                                “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

Section 1.46                                “Plan Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.47                                “Plan” shall mean this 2004 Stock Option Plan of Marquee Holdings Inc., as amended from time to time.

Section 1.48                                “Principal Investors” shall mean (i) the JPMP Investors, so long as the JPMP Investors, together with their Permitted Transferees, collectively own Shares representing at least 33% of the Initial Investor Shares owned by the JPMP Investors; provided, that the JPMP Investors shall not be deemed to be a Principal Investor at any time that they do not, together with their Permitted Transferees, collectively own Shares representing at least 33% of the Initial Investor Shares owned by the JPMP Investors, and (ii) the Apollo Investors, so long as the Apollo Investors, together with their Permitted Transferees, collectively own Shares representing at least 33% of the Initial Investor Shares owned by the Apollo Investors; provided, that the Apollo Investors shall not be deemed to be a Principal Investor at any time that they do not, together with their Permitted Transferees, collectively own Shares representing at least 33% of the Initial Investor Shares owned by the Apollo Investors (in each case, as may be adjusted for stock splits, stock dividends, recapitalizations or similar events).  For the avoidance of doubt, so long as there are two Principal Investors, references in this Agreement to “Principal Investors” shall mean both Principal Investors, and if at any time there is only one Principal Investor, references in this Agreement to “the Principal Investors” or “each Principal Investor” shall mean that sole Principal Investor then remaining.

Section 1.49                                “Regulatory Sideletter” shall mean that certain letter agreement between the Company and the JPMP Investors, a copy of which is attached to the Investor Stockholders Agreement as Exhibit B.

Section 1.50                                “Rule 16b-3” shall mean that certain Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

Section 1.51                                “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.52                                “Shares” shall mean (a) all shares of Stock, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Investor Options, Warrants or Convertible Securities and (b) all Investor Options, Warrants and Convertible Securities (treating such Investor Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Investor Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

Section 1.53                                “Stock” shall mean Common Stock, together with any other classes or series of equity securities of the Company.

Section 1.54                                “Stock Option Agreement” shall have the meaning set forth in Section 4.1

Section 1.55                                “Subsidiary” of a Person shall mean: (i) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has a more than 50% equity interest.

Section 1.56                                “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a Consultant to the Company or a Plan Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Plan Subsidiary.  The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy.

Section 1.57                                “Termination of Directorship” shall mean the time when an Optionee who is an Non-Employee Director ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement.  The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

Section 1.58                                “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee and the Company (or one of its Plan Subsidiaries) is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company (or one of its Plan Subsidiaries).  The Committee shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under Section 442(a)(2) of the Code.

Section 1.59                                “Transactions” shall mean the transactions set forth in the Agreement and Plan of Merger by and among the Company, Marquee Inc., and AMCE, dated as of July 22, 2004 and the transactions related thereto.

Section 1.60                                “Transfer” shall mean a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange, including any Transfer of a voting or economic interest in securities or other property; and “Transferring” or “Transferred” have correlative meanings.

Section 1.61                                “Voting Stock” of a Person shall mean all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.62                                “Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock or Convertible Securities.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1                                      Shares Subject to Plan.  The shares of stock subject to Options shall be shares of Common Stock. Subject to Section 7.1, the aggregate number of such shares which may be issued upon exercise of Options shall not exceed forty-nine thousand one hundred seven and forty-four thousand six hundred eighty-one hundred thousandths (49,107.44681) shares of Common Stock.

Section 2.2                                      Unexercised Options.  If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of shares subject to such Option (or portion thereof) but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

ARTICLE III.

GRANTING OF OPTIONS

Section 3.1                                      Eligibility.  Subject to Section 3.2, any (a) Employee of the Company or one of its Plan Subsidiaries; (b) Consultant; or (c) Non-Employee Director shall be eligible to be granted Options.

Section 3.2                                      Qualification of Incentive Stock Options.  Notwithstanding Section 3.1, no Incentive Stock Option shall be granted to any person who is not an Employee of the Company or one of its Plan Subsidiaries.

Section 3.3                                      Granting of Options to Employees and Consultants.

(a)                                  The Committee shall from time to time:

(i)                                     Select from among the Employees and Consultants of the Company and any of its Plan Subsidiaries (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options;

(ii)                                  Determine the number of shares to be subject to such Options granted to such Employees and Consultants and, subject to Section 3.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii)                               Determine the terms and conditions of such Options, consistent with the Plan.

(b)                                 Upon the selection of an Employee or Consultant of the Company or any of its Plan Subsidiaries to be granted an Option pursuant to Section 3.3(a), the Committee shall instruct the corporate secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.  Without limiting the generality of the preceding sentence, the Committee may require as a condition to the grant of an Option to such an Employee or Consultant that such Employee or Consultant surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her.  An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.

Section 3.4                                      Granting of Option to Non-Employee Directors

(a)                                  The Board shall from time to time:

(i)                                     Select from among the Non-Employee Directors (including those to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options;

(ii)                                  Determine the number of shares to be subject to such Options granted to such selected Non-Employee Directors; and

(iii)                               Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that all Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

(b)                                 Upon the selection of an Non-Employee Director to be granted an Option pursuant to Section 3.4(a), the Board shall instruct the corporate secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.  Without limiting the generality of the preceding sentence, the Board may require as a condition to the grant of an Option to an Non-Employee Director that the Non-Employee Director surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her.  An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.

ARTICLE IV.

TERMS OF OPTIONS

Section 4.1                                      Stock Option Agreement.  Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall determine, consistent with the Plan.  Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” within the meaning of Section 422 of the Code.  Each Option shall also be subject to the Management Stockholders Agreement, and as a condition of the grant of an Option, the Optionee shall become a party to the Management Stockholders Agreement.

Section 4.2                                      Exercisability of Options

(a)                                  Subject to section 4.2 (b) and Section 4.4, and unless otherwise specified in any Stock Option Agreement, each Option shall vest and become exercisable in five equal and cumulative installments provided that the Optionee remains continuously employed (or providing services as a Director or Consultant) by or to the Company from the date of grant through such date as follows:

(i)                                     The first installment shall consist of 20% of the shares of Common Stock covered by such Option and shall become exercisable on the first anniversary of the date of grant;

(ii)                                  The second installment shall consist of 20% of the shares of Common Stock covered by such Option and shall become exercisable on the second anniversary of the date of grant;

(iii)                               The third installment shall consist of 20% of the shares of Common Stock covered by such Option and shall become exercisable on the third anniversary of the date of grant;

(iv)                              The fourth installment shall consist of 20% of the shares of Common Stock covered by such Option and shall become exercisable on the fourth anniversary of the date of grant; and

(v)                                 The fifth installment shall consist of 20% of the shares of Common Stock covered by such Option and shall become exercisable on the fifth anniversary of the date of grant

(b)                                 Except as otherwise provided in the applicable Stock Option Agreement (or by action of the Board or Committee), no portion of an Option which is unexercisable at Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, shall thereafter become exercisable.

(c)                                  To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to

Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Plan Subsidiary thereof) exceeds $100,000, such options shall be treated and taxable as Non-Qualified Stock Options.  The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted, and the stock issued upon exercise of options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option.  For purposes of these rules, the Fair Market Value of stock shall be determined as of the date of grant of the Option granted with respect to such stock.

Section 4.3                                      Option Price  The price of the shares subject to each Option shall be set by the Committee (or the Board, in the case of Options granted to Non-Employee Directors); provided, however, that in the case of an Incentive Stock Option, the price per share shall be not less than 100% of the Fair Market Value of such shares on the date such Option is granted; and provided, further, that in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, the price per share shall not be less than 110% of the Fair Market Value of such shares on the date such Incentive Stock Option is granted.

Section 4.4                                      Expiration of Options.  No Option may be exercised to any extent by anyone after the first to occur of the following events:

(a)                                  The expiration of ten years from the date the Option was granted; or

(b)                                 With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Plan Subsidiary, the expiration of five years from the date the Incentive Stock Option was granted.

Section 4.5                                      At-Will Employment.  Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a Consultant for or Director of, the Company or any Plan Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Plan Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Optionee and the Company or any Plan Subsidiary.

ARTICLE V.

EXERCISE OF OPTIONS

Section 5.1                                      Person Eligible to Exercise.  During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof); provided, however, that the Optionee’s Eligible Representative may exercise his or her Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code) notwithstanding that an Option so exercised may not qualify as an Incentive Stock Option.  After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his or her Eligible Representative.

Section 5.2                                      Partial Exercise.  At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of shares.

Section 5.3                                      Manner of Exercise.  An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the corporate secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

(a)                                  Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of shares with respect to which the Option is being exercised;

(b)                                 Full payment for the shares with respect to which such Option or portion is thereby exercised:

(i)                                     In cash or by personal, certified, or bank cashier check; or

(ii)                                  With the consent of the Committee (or the Board, in the case of Options to Non-Employee Directors), (A) shares of Common Stock which have been owned by the Optionee for at least six months duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (B) except with respect to Incentive Stock Options, shares of the Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; (C) following an Initial Public Offering, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (D) any combination of the consideration listed in this subsection (c);

(c)                                  The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option;

(d)                                 Such representations and documents as the Committee (or the Board, in the case of Options granted to Non-Employee Directors) deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, Exchange Act and any other federal or state securities laws or regulations.  The Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(e)                                  In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4                                      Conditions to Issuance of Stock Certificates.  The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  A certificate of shares will be delivered to the Optionee at the Company’s principal place of business within thirty days of receipt by the Company of the written notice and payment, unless an earlier date is agreed upon.  Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                  The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b)                                 The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall, in its sole discretion, deem necessary or advisable;

(c)                                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall, in its sole discretion, determine to be necessary or advisable; and

(d)                                 The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option.

Section 5.5                                      Rights as Stockholders.  The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holder.

Section 5.6                                      Transfer Restrictions.  Shares acquired upon exercise of an Option shall be subject to the terms and conditions of the Management Stockholders Agreement.  In addition, the Committee (or the Board, in the case of Options granted to Non-Employee Directors), in its sole discretion, may impose further restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate.  Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.  The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee.  The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement.

ARTICLE VI.

ADMINISTRATION

Section 6.1                                      Committee.  Prior to an Initial Public Offering, the Committee shall be the Compensation Committee of the Board.  Following an Initial Public Offering, if any, the full Board shall administer the Plan unless and until there is appointed a Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) that shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code.  Appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may be filled by the Board in its sole discretion.  Any action required or permitted to be taken by the Committee hereunder or under any Stock Option Agreement may be taken by the Board.

Section 6.2                                      Delegation of Authority.  The Committee may, but need not, from time to time delegate some or all of its authority to grant Options under the Plan to a committee or subcommittee consisting of one or more members of the Committee or of one or more Officers of the Company; provided, however, that the Committee may not delegate its authority to grant Options to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) whose compensation the Committee determines is, or may become, subject to the deduction limitations set forth in Section 162(m) of the Code or (c) who are Officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 6.2 shall serve in such capacity at the pleasure of the Committee.

Section 6.3                                      Duties and Powers of the Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Non-Employee Directors.  Any such interpretations and rules adopted by the Committee in regard to Incentive Stock Options shall be consistent with the terms and conditions applicable to “incentive stock options” within the meaning of Section 422 of the Code.  All determinations and decisions made by the Committee under any provision of the Plan or of any Option granted thereunder shall be final, conclusive and binding on all persons.

Section 6.4                                      Compensation, Professional Assistance, Good Faith Actions.  The members of the Committee shall receive such compensation, if any, for their services hereunder as may be determined by the Board.  All expenses and liabilities incurred by the members of the Committee or the Board in connection with the administration of the Plan shall be borne by the Company.  The Committee or the Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee and the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons.  No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1                                      Changes in Common Stock; Disposition of Assets and Corporate Events

(a)                                  Subject to Section 7.1(d), in the event that the Committee (or the Board, in the case of Options granted to Non-Employee Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion (or in the case of Options granted to Non-Employee Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee (or the Board, in the case of Options granted to Non-Employee Directors) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall, in such manner as it may deem equitable, adjust any or all of:

(i)                                     The number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued);

(ii)                                  The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options;

(iii)                               The exercise price with respect to any Option; and

(iv)                              The financial or other “targets” specified in each Stock Option Agreement for determining the exercisability of Options.

(b)                                 Subject to Section 7.1(d) and the terms of outstanding Stock Option Agreements, upon the occurrence of a Corporate Event, the Committee (or the Board, in the case of options granted to Non-Employee Directors), in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Non-Employee Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such Corporate Event or to give effect to such changes in laws, regulations or principles:

(i)                                     In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option (and such additional portion of the Option as the Board or Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and other) portion of such Option with cash, other rights or property selected by the Committee (or the Board, in the case of Options granted to Non-Employee Directors) in its sole discretion;

(ii)                                  In its sole discretion, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that the Option (or any portion thereof) cannot be exercised after such event;

(iii)                               In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Option shall be exercisable as to all shares covered thereby or a specified portion of such shares, notwithstanding anything to the contrary in this Plan or the applicable Stock Option Agreement;

(iv)                              In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such event, such Option (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or Plan Subsidiary thereof (including without limitation any common parent of the Company and any other company or companies), or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or Plan Subsidiary thereof (including without limitation any common parent of the Company and any other company or companies), with appropriate adjustments as to the number and kind of shares and prices; and

(v)                                 In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may make adjustments in the number and type of shares of

Common Stock (or other securities or property) subject to outstanding Options (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(c)                                  Subject to Section 7.1(d), the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, in its sole discretion, include such further provisions and limitations in any Stock Option Agreement as it may deem equitable and in the best interests of the Company and its Affiliates.

(d)                                 With respect to Incentive Stock Options, no adjustment or action described in this Section 7.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or any successor provisions thereto, unless the Committee determines that the Plan and/or the Options are not to comply with Section 422(b)(1) of the Code.

Section 7.2                                      Options Not Transferable.  No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.3                                      Amendment, Suspension or Termination of the Plan.  The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee.  However, without stockholder approval within 12 months before or after such action no action of the Board or the Committee may, except as provided in Section 7.1, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, reduce the minimum Option price requirements of Section 4.3(a), or extend the limit imposed in this Section 7.3 on the period during which options may be granted.  Except as provided by Section 7.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, materially and adversely alter or impair any rights or obligations under any Option theretofore granted.  No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Section 7.4                                      Effect of Plan Upon Other Option and Compensation Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate.  Nothing in this Plan shall be construed to limit the right of the Company or any Affiliate (a) to establish any other forms of incentives or compensation for directors or employees of the Company (or any Affiliate); or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5                                      Approval of Plan by Stockholders.  This Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of this Plan.  No Option may be exercised to any extent by anyone unless and until the Plan is so approved by the stockholders, and if such approval has not been obtained by the end of said 12-month period, the Plan and all Options theretofore granted shall thereupon be canceled and become null and void.

Section 7.6                                      Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.7                                      Conformity to Securities Laws.  The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent the Company or any Optionee is subject to the provisions thereof.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.8                                      Governing Law.  To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of Delaware.

Section 7.9                                      Severability.  In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.